UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

SINOBIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-144910

Nevada	26-3002371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8 Zhong Tian Road
Nantong City, Jiangsu Province
China 226009
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-51-385328336

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 25, 2009, the Board of Directors of Sinobiopharma, Inc. (the “Company”) approved and authorized the dismissal of Schumacher & Associates, Inc., its independent registered public accounting firm.  On the same date, the Board of Directors approved and authorized the appointment and engagement of the accounting firm of Bernstein & Pinchuk LLP as the Company’s new independent registered public accounting firm.

During the Company's two most recent fiscal years and any subsequent interim period through September 25, 2009, preceding the termination of Schumacher & Associates, Inc., there were no disagreements with Schumacher & Associates, Inc. which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schumacher & Associates, Inc. would have caused Schumacher & Associates, Inc. to make reference to the subject matter of the disagreements in connection with its reports.  Schumacher & Associates, Inc. as the Company’s independent registered public accounting firm, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  The audit opinions were modified to contain a going concern qualification during the Company’s two most recent fiscal years.

The Company has requested that Schumacher & Associates, Inc. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The letter is attached as exhibit 16.1 to this Form 8-K.

On September 28, 2009, the Company engaged Bernstein & Pinchuk LLP as its independent registered public accounting firm.  During the two most recent fiscal years and the interim period through September 28, 2009 preceding the engagement, the Company has not consulted Bernstein & Pinchuk LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2009, Mr. Martin Shen resigned as a director of the Company for personal reasons.  In addition, on the same date, Dr. Lequn Lee Huang resigned as the CFO of the Company in order to allow for the appointment of a new CFO for the Company.

On the same date, Mr. Xinjie (James) Mu was appointed as a director of the Company to fill the vacant director position.  In addition, Mr. Mu was appointed as the new CFO of the Company.

Mr. Xinjie (James) Mu (age 39) has been an independent consultant from January 2008 to present and since March 9, 2008, Mr. Mu has been a director of China Infrastructure Investment Corporation (NASDAQ: CIIC).  From April 2007 to December 2007, Mr. Mu was the Chief Financial Officer of Jingwei International Limited (OTCBB: JNGW.OB).  From January 2006 to April 2007, Mr. Mu served as the Senior Accountant for Geller and Company.  From September 1999 to March 2005, Mr. Mu served as the Senior Accountant of Flightsafety International, Inc., a wholly-owned subsidiary of Berkshire Hathaway.  Mr. Mu earned his B.S. at Hebei University of Science and Technology (Chemical Engineering) in 1992 and his MBA at Baruch College of the City University of New York in 1997.  Mr. Mu received his CPA designation from the State of Maryland in 1997.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Schumacher & Associates, Inc., dated October 9, 2009 to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SINOBIOPHARMA, INC.

By:	/s/ Lequn Lee Huang
Name:	Lequn Huang
Title:	President and Director

Date: October 10, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
16.1	Letter from Schumacher & Associates, Inc., dated October 9, 2009 to the Securities and Exchange Commission regarding statements included in this Form 8-K.	6